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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) - January 29, 2002

                            KENDLE INTERNATIONAL INC.

               (Exact name of registrant as specified in charter)


          OHIO                        000-23019                 31-1274091
(STATE OF OTHER JURISDICTION         (COMMISSION              (IRS EMPLOYER
      OF INCORPORATION)              FILE NUMBER)           IDENTIFICATION NO.)


                441 VINE STREET, SUITE 1200, CINCINNATI, OH 45202
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (513) 381-5500

              (Registrant's telephone number, including area code)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 29, 2002, pursuant to the terms of the Asset Purchase Agreement dated as of January 29, 2002, the Registrant acquired substantially all of the assets of Clinical and Pharmacologic Research, Inc. ("CPR"), located in Morgantown, W. Va. CPR specializes in Phase I bioequivalence studies for the generic drug industry.

Under the agreement, the Registrant acquired CPR for $20 million, consisting of $8 million in cash, 314,243 shares of the Registrant's Common Stock and a note, the principal amount of which is approximately $6 million. The note is a subordinated obligation of the Registrant and is convertible into 314,243 shares of the Registrant's Common Stock pursuant to its terms.

The Registrant funded the cash portion of the purchase price with $1.3 million in working capital and $6.7 million drawn pursuant to the Credit Agreement dated as of October 13, 2000 among Kendle, the several lenders from time to time party thereto, and Bank One, NA, as agent.

The terms of this transaction were arrived at and agreed upon through arms' length negotiations between the parties. The Registrant intends to continue to use the assets acquired in a manner consistent with their use prior to their acquisition.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS.

The Registrant will file the required financial information no later than April 15, 2002.


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(b)      PRO FORMA FINANCIAL INFORMATION.

The Registrant will file the required financial information no later than April 15, 2002.

(c)      EXHIBITS.

The Exhibit Index following the signature page hereof constitutes a list of all Exhibits filed with this Form 8-K.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Kendle International Inc.


Date:  February 13, 2002                     By: /s/ Timothy M. Mooney
                                             ----------------------------------
                                             Timothy M. Mooney,
                                             Executive Vice President -
                                             Chief Financial Officer



                                 EXHIBIT INDEX


The following exhibits are filed, as part of this Current Report on Form 8-K:

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION


2(a) ASSET PURCHASE AGREEMENT made and entered into on January 29, 2002 among KENDLE INTERNATIONAL INC., CLINICAL AND PHARMACOLOGIC RESEARCH, INC., THOMAS S. CLARK, M.D., CHARLES T. CLARK, and E. STUART CLARK.

2(b) CONVERTIBLE SUBORDINATED NOTE, dated January 29, 2002 issued by KENDLE INTERNATIONAL INC. to CLINICAL AND PHARMACOLOGIC RESEARCH, INC.